Exhibit 99.1

Neptune Wellness Solutions Inc. Announces $6.0 Million Registered Direct Offering and Concurrent Private Placement Priced At-the-Market under Nasdaq Rules

LAVAL, QC, October 6, 2022 /CNW Telbec/ - Neptune Wellness Solutions Inc. (“Neptune” or the “Company”) (NASDAQ: NEPT), a diversified and fully integrated health and wellness company focused on plant-based, sustainable and purpose-driven lifestyle brands, today announced that it has entered into definitive agreements with institutional investors for the purchase and sale of 3,208,557 common shares of the Company (the “Common Shares”) pursuant to a registered direct offering priced at-the-market under Nasdaq rules (the “Offering”), and warrants to purchase up to 6,417,114 Common Shares (the “Warrants”) in a concurrent private placement (the “Private Placement”). The combined purchase price for one Common Share and one Warrant will be $1.87. The Warrants will have an exercise price of $1.62 per Common Share, will be exercisable immediately following the date of issuance and will expire five years from the date of issuance.

The aggregate gross proceeds from the Offering and the concurrent Private Placement will be approximately $6.0 million, before deducting fees and other estimated expenses. The Company expects to use the net proceeds from the Offering and the concurrent Private Placement for working capital and other general corporate purposes. The Offering and concurrent Private Placement are expected to close on or about October 11, 2022, subject to the satisfaction of customary closing conditions and the receipt of regulatory approvals.

A.G.P./Alliance Global Partners is acting as sole placement agent for the Offering and concurrent Private Placement.

The Common Shares are being offered pursuant to Neptune’s shelf registration statement on Form S-3 (File No. 333-267070), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on September 23, 2022. The offering of the Common Shares will be made only by means of a prospectus supplement filed with the SEC that forms a part of the registration statement. Copies of the prospectus supplement relating to the Offering, together with the accompanying prospectus, can be obtained from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022 or via telephone at 212-624-2060 or email: prospectus@allianceg.com and will be available under the Company’s profile on EDGAR at www.sec.gov.

The Warrants and the Common Shares underlying the Warrants sold in the Private Placement are being issued in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506(b) of Regulation D promulgated thereunder and have not been registered under the Act, or applicable state securities laws. Accordingly, the Warrants and the Common Shares underlying the Warrants issued in the Private Placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Neptune Wellness Solutions Inc.

Headquartered in Laval, Quebec, Neptune is a diversified health and wellness company with a mission to redefine health and wellness. Neptune is focused on building a portfolio of high quality, affordable consumer products in response to long-term secular trends and market demand for natural, plant-based, sustainable and purpose-driven lifestyle brands.

Forward Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of the U.S. securities laws. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of Neptune to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes”, “belief”, “expects”, “intends”, “projects”, “anticipates”, “will”, “should” or “plans” to be uncertain and forward-looking. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The forward-looking statements contained in this press release are expressly qualified in their entirety by this cautionary statement and the “Disclosure Regarding Forward-Looking Statements” section contained in Neptune’s latest annual report on Form 10-K, and which is available on EDGAR at www.sec.gov/edgar.shtml. All forward-looking statements in this press release are made as of the date of this press release. Neptune does not undertake to update any such forward-looking statements whether as a result of new information, future events or otherwise, except as required by law. The forward-looking statements contained herein include, without limitation, statements about the expected closing of the Offering and the Private Placement; anticipated use of proceeds of the Offering and the Private Placement; the Company’s ability to obtain the requisite approvals and confirmations noted herein; and other risks and uncertainties that are described from time to time in Neptune’s public securities filings with the SEC. Additional information about these assumptions and risks and uncertainties is contained in the Company latest annual report on Form 10-K under “Risk Factors”.

Media Contacts:

media@neptunecorp.com

Investor Contacts:

Morry Brown, VP Investor Relations

Neptune Wellness Solutions, Inc.

m.brown@neptunecorp.com

Valter Pinto

KCSA Strategic Communications

neptune@kcsa.com

212.896.1254